Exhibit 16.1


G. BRAD BECKSTEAD
CERTIFIED PUBLIC ACCOUNTANT
                                                        330 E. Warm Springs Rd.
                                                            Las Vegas, NV 89119
                                                                   702.257.1984
                                                               702.362.0540 fax




March 15, 2002

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

I was previously principal accountant for Muller Media, Inc. (formerly "Business Translation Services, Inc.") (the "Company") and reported on the financial statements of the Company for the year ended December 31, 2000. Effective March 14, 2002, my appointment as principal accountant was terminated.

I have read the Company's statements included under Item 4 of its Form 8-K dated March 14, 2002, and I agree with such statements, except that I am not in a position to agree or disagree with the Company's statement that the change was approved by the Board of Directors or that Merdinger, Fruchter, Rosen & Corso, P.C. was not engaged regarding any matter requiring disclosure under Regulation S-K, Item 304(a)(2).

Very truly yours,

/s/ G. Brad Beckstead
---------------------------------
G. Brad Beckstead, CPA